Exhibit 99.1

ROBBINS ARROYO LLP

BRIAN J. ROBBINS (190264)

KEVIN A. SEELY (199982)

ASHLEY R. PALMER (246602)

600 B Street, Suite 1900

San Diego, CA 92101

Telephone: (619) 525-3990

Facsimile: (619) 525-3991

ROBBINS GELLER RUDMAN & DOWD LLP

TRAVIS E. DOWNS III (148274)

ELLEN GUSIKOFF STEWART (144892)

BENNY C. GOODMAN III (211302)

BRIAN O. O’MARA (229737)

655 West Broadway, Suite 1900

San Diego, CA 92101-3301

Telephone: (619) 231-1058

Facsimile: (619) 619/231-7423

Lead Counsel for Plaintiffs

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

In re ALPHATEC HOLDINGS, INC.	)	Case No. 37-2010-00058586-CU-BT-NC
DERIVATIVE SHAREHOLDER LITIGATION	) )	(Consolidated with Case No. 37-2010-
	)	00062262-CU-BT-NC)
)
This Document Relates To:	)	NOTICE OF PROPOSED SETTLEMENT
)
ALL ACTIONS.	)
)
	)	Judge: Jacqueline M. Stern
	)	Dept: N-27
	)	Date Action Filed: August 25, 2010

NOTICE OF PROPOSED SETTLEMENT

TO:	ALL CURRENT RECORD SHAREHOLDERS AND THE BENEFICIAL OWNERS OF THE COMMON STOCK OF ALPHATEC HOLDINGS, INC. (“ALPHATEC” OR THE “COMPANY”) AS OF MARCH 25, 2014 (THE “RECORD DATE”) (“CURRENT ALPHATEC SHAREHOLDERS”)

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE ACTION (THE “ACTION”) BY ENTRY OF THE JUDGMENT BY THE COURT AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD ALPHATEC COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of the above-referenced shareholder derivative lawsuit. This Notice is provided by Order of the California Superior Court for the County of San Diego (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.

I. WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of the action entitled In re Alphatec Holdings, Inc. Derivative Shareholder Litigation, Lead Case No. 37-2010-00058586-CU-BT-NC (consolidated with Case No. 37-2010-00062262-CU-BT-NC) (the “Action”). Plaintiffs Patrick Fero and Ralph Tuckfield (on behalf of themselves and derivatively on behalf of Alphatec) (“Plaintiffs”), individual defendants Dirk Kuyper, Peter C. Wulff, Mortimer Berkowitz, III, John H. Foster, R. Ian Molson, Stephen E. O’Neil, Stephen H. Hochschuler, James R. Glynn, Rohit M. Desai and Siri S. Marshall (“Individual Defendants”), defendant HealthpointCapital LLC (“HealthpointCapital”), and nominal defendant Alphatec have agreed upon terms to settle the Action and have signed a written Stipulation of Settlement (“Stipulation”) setting forth those settlement terms. Together, the Individual Defendants, nominal defendant Alphatec, and HealthpointCapital are referred to as “Defendants.”

NOTICE OF PROPOSED SETTLEMENT

On August 15, 2014, at 1:30 p.m., Department N-27, the Court will hold a hearing (the “Settlement Hearing”) in the Action. The purpose of the Settlement Hearing is to determine: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether a final judgment should be entered; and (iii) such other matters as may be necessary or proper under the circumstances.

II. SUMMARY OF THE ACTION

A. Initiation of the Action

On August 25, 2010 and November 30, 2010 respectively, Plaintiffs Patrick Fero and Ralph Tuckfield filed shareholder derivative complaints in the California Superior Court for the County of San Diego: Fero v. Kuyper, Case No. 37-2010-00058586-CU-BT-NC (the “Fero Action”) and Tuckfield v. Kuyper, Case No. 37-2010-00062262-CU-BT-NC (the “Tuckfield Action”). Thereafter, on December 22, 2010, the Court consolidated the Fero and Tuckfield Actions, and designated In re Alphatec Holdings, Inc. Derivative Shareholder Litigation, Lead Case No. 37-2010-00058586-CU-BT-NC, as the lead case.

The operative Complaint in the Action asserts claims on behalf of Alphatec against Defendants for, among other things, breaching their fiduciary duties of candor, loyalty and good faith owed to Alphatec by acquiring Scient’x, S.A. (“Scient’x”) from Alphatec’s alleged controlling shareholder, HealthpointCapital. More specifically, the Complaint alleges that in late 2009, Alphatec announced the acquisition of Scient’x for $120.4 million in stock, despite Scient’x’s lack of foreseeable profitability and its offering no significant benefit to Alphatec and/or its ongoing business operations. The Complaint asserts that at the time of the transaction, five of the nine members of the Alphatec Board of Directors (“Board”) were affiliated with HealthpointCapital, then the owner of Scient’x. The Complaint further alleges that the Alphatec Board’s approval of the Scient’x acquisition was never in doubt, despite its likely adverse material effects on Alphatec.

The Complaint asserts that in order to obtain approval of the Scient’x acquisition from Alphatec shareholders in connection with Alphatec’s announcement of the Scient’x acquisition, Defendants made allegedly false and misleading revenue and income projections for the combined company.

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According to the Complaint, after closing the Scient’x acquisition, Alphatec encountered severe problems integrating the international operations, personnel and products of Scient’x. Additionally, Alphatec was under significant pricing pressure. As a result, on August 5, 2010, when Alphatec announced poor quarterly results and severely reduced revenue and income guidance for the post-Scient’x acquisition combined companies, the trading price of Alphatec stock collapsed.

B. Discovery and Pretrial Proceedings

Discovery in the Action commenced in September 2010. On September 10, 2010, Plaintiff Fero served a First Request for Production of Documents on Alphatec and HealthpointCapital, seeking documents and information relevant to the derivative claims asserted in the Action. On November 10, 2010, Alphatec and HealthpointCapital served objections to the document requests. Thereafter, the meet and confer process regarding Plaintiffs’ discovery ensued.

Ultimately, however, the meet and confer process failed and law and motion practice commenced. On April 29, 2011, Plaintiffs filed motions to compel the production of documents in response to their First Requests. In their motions, Plaintiffs argued, among other things, that Alphatec’s and HealthpointCapital’s objections to discovery lacked merit and only served to delay the prosecution of the Action. While the motions were pending, on August 4, 2011, Defendants filed a Motion to Stay the Action in favor of a pending federal securities class action filed in the U.S. District Court for the Southern District of California (the “District Court”), entitled Mallen v. Alphatec Holdings, Inc., Case No. 10-cv-1673-BEN(KSC) (the “Securities Action”). On August 15, 2011, Plaintiffs filed an Opposition to the Motion to Stay, arguing, among other things, that a stay would prejudice the derivative claims asserted in the Action. On August 26, 2011, the Court stayed the Action in favor of the Securities Action. On March 28, 2013, after the Securities Action was dismissed by the District Court, litigation in the Action resumed.

C. The Settlement Negotiations

In May 2013, the Settling Parties began to renew efforts to explore resolution of the Action. The Settling Parties’ previous settlement negotiations failed to produce a resolution. Towards that end, on May 3, 2013, the Settling Parties jointly requested a stay of proceedings to explore settlement, which the Court granted. The Settling Parties also agreed to schedule an all-day mediation on August 7, 2013,

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with the Honorable Layn R. Phillips, United States District Judge (Ret.). Judge Phillips is an experienced mediator with extensive experience in handling complex representative actions, including shareholder derivative actions.

Before the mediation with Judge Phillips, the Settling Parties engaged in extensive negotiations regarding a potential settlement. These negotiations included, among other things, lengthy discussions concerning the Defendants’ alleged breaches of fiduciary duty and defenses thereto. In addition, before the mediation, the Settling Parties also engaged in extensive briefing regarding the merits of their respective claims and defenses for Judge Phillips.

Although the August 7, 2013 mediation did not produce a resolution, settlement negotiations, under the supervision of Judge Phillips, continued until January 2014. The settlement negotiations were hard-fought, and, at times, contentious. Ultimately, the Settling Parties, with the substantial assistance of Judge Phillips, reached an agreement-in-principle to resolve the Action.

As a result of the Action and the Settlement, reflected in the Stipulation, Alphatec will institute significant Corporate Governance Reforms designed to enhance and improve its internal controls and systems, as well as the effectiveness and responsiveness of the Alphatec Board. The Settling Parties believe that a settlement at this juncture on the terms and on the conditions set forth in the Stipulation is fair, reasonable, and adequate.

The Alphatec Board has, in its business judgment, approved the Settlement, and each of its terms, as fair, just and adequate, and in the best interest of Alphatec and its shareholders.

III. TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions, and other matters that are part of the Settlement, which are subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is available at www.Alphatec-spine.com.

In connection with and conditioned upon the settlement of the Action, Alphatec has agreed to implement and/or maintain the Corporate Governance Reforms set forth below, which Alphatec shall implement and maintain for a period of not less than five (5) years. Alphatec and Defendants acknowledge and agree that the Action filed by Plaintiffs precipitated and was a material factor in the

NOTICE OF PROPOSED SETTLEMENT

Corporate Governance Reforms described below. Alphatec and Defendants acknowledge and agree that the Corporate Governance Reforms confer a substantial benefit to Alphatec as part of the settlement of the Action.

Within thirty (30) days of the issuance of an Order approving the settlement of the Action, the Board of Directors (the “Board”) of Alphatec shall adopt resolutions and amend committee charters to ensure adherence to the following Corporate Governance Reforms. Additionally, the Board shall post its Corporate Governance Reforms on its website within thirty (30) days of adoption and maintain a current version of such policies on its website.

CHANGES TO ALPHATEC HOLDINGS, INC. MANAGEMENT

(1) The following individuals who served as directors of Alphatec during the time periods relevant to the allegations of the Complaint, resigned: Mortimer Berkowitz, from his position as Chairman of the Board; Dirk Kuyper, from his position as Director; and Stephen H. Hochschuler, from his position as Director.

(2) The following individuals, who served as senior executives of Alphatec during the time periods relevant to the allegations of the Complaint, resigned: Dirk Kuyper (CEO) and Peter Wulff (Senior VP of Strategic Initiatives).

SEPARATE CHAIRMAN AND CEO

(3) The Board shall adopt a resolution by no later than June 30, 2014, that requires the positions of CEO and Chairman to be held by separate persons beginning no later than June 30, 2015, or if the same person holds those positions, that a Lead Independent Director be appointed.

RELATED PARTY TRANSACTIONS

(4) Directors shall be prohibited from participating in any negotiations of transactions between the Company and any entity with which the director has a relationship that gives rise to an actual or apparent conflict of interest.

(5) All related-party transactions shall be subject to review and oversight by an independent committee of the Alphatec Board.

NOTICE OF PROPOSED SETTLEMENT

(6) The Board or a Committee of the Board shall engage an independent third party to conduct financial due diligence and valuations of all proposed Alphatec mergers, acquisitions, and investment transactions over $10 million.

(7) All related party transactions of more than $250,000 are to be reviewed by at least two independent directors or the Audit Committee no less than five days before consummation of the proposed related party transaction, or upon agreement if less than five days between agreement and consummation, and the independent directors’ approval or disapproval of the proposed related party transaction are to be fully disclosed in the Company’s next annual or quarterly report immediately following the approval or disapproval of the proposed related party transaction.

(8) The adoption of amendments to the Code of Ethics for Senior Financial Officers in 2012, which amendments require that Senior Financial Officers report to the Chairman of the Audit Committee any transaction that reasonably could be expected to give rise to a conflict of interest, and produce, or cause to be produced, full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with or submits to the Securities and Exchange Commission and in other public filings.

DIRECTORS

(9) A majority of the directors on the Board shall be independent as defined by NASDAQ Rule 5605(a)(2), which, in relevant part, is set forth below.

“Independent Director” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. For purposes of this rule, “Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home. The following persons shall not be considered independent:

(A) a director who is, or at any time during the past three years was, employed by the Company;

(B) a director who accepted or who has a Family Member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i) compensation for board or board committee service;

NOTICE OF PROPOSED SETTLEMENT

(ii) compensation paid to a Family Member who is an employee (other than an Executive Officer) of the Company; or

(iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation.

Provided, however, that in addition to the requirements contained in this paragraph (B), audit committee members are also subject to additional, more stringent requirements under Rule 5605(c)(2).

(C) a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company as an Executive Officer;

(D) a director who is, or has a Family Member who is, a partner in, or a controlling Shareholder or an Executive Officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

(i) payments arising solely from investments in the Company’s securities; or

(ii) payments under non-discretionary charitable contribution matching programs.

(E) a director of the Company who is, or has a Family Member who is, employed as an Executive Officer of another entity where at any time during the past three years any of the Executive Officers of the Company serve on the compensation committee of such other entity; or

(F) a director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

(10) The Audit, Compensation, and Nominating Committees of the Board shall be comprised entirely of independent directors as defined by NASDAQ Rule 5605(a)(2).

(11) The independent directors shall certify their independence in writing annually and will notify the Chairman of any change in status.

(12) The independent directors shall meet separately at least twice a year in conjunction with regularly scheduled meetings of the Board.

(13) The Board and all Board committees shall conduct an annual self-evaluation.

(14) The performance of the Chairman shall be evaluated annually by the Board.

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(15) All directors shall attend at least three-fourths of Board meetings in any calendar year. Directors who fail to attend three-fourths of Board meetings in any calendar year must disclose in the annual proxy statement the reasons for their inability to attend.

DIRECTOR EDUCATION

(16) During 2014, the Board shall have an educational session on corporate governance/directors duties which will be led by an outside consultant hired for this purpose. This can be done in conjunction with a regularly scheduled board meeting or in a separate session specially set.

AUDIT COMMITTEE

(17) The Chairman of the Audit Committee shall meet quarterly with the Company’s Director of Internal Audit.

(18) The Audit Committee shall review and discuss earnings press releases, and the Chairman of the Audit Committee shall be required to give final approval of any earnings press releases before they are made public.

(19) The Audit Committee shall review financial information and earnings guidance provided to analysts and credit rating agencies and make a recommendation to management and to the Board.

(20) The Audit Committee shall be directly responsible for the oversight of the registered public accounting firm engaged to prepare or issue an audit report or perform other audit services.

(21) The Audit Committee Report shall state that the Audit Committee has:

(a) reviewed and discussed the audit financial statements with management;

(b) discussed the matters that are required to be communicated by Statement on Auditing Standards No. 61, “Communications with Audit Committees” with the external auditor;

(c) received the written disclosures and the letter from the external auditor on independence matters as required by ISB Standard No. 1, “Independence Discussions and Audit Committees”;

(d) discussed independence issues with the external auditor; and

(e) recommended to the Board that the audited financial statements be filed with the SEC.

NOTICE OF PROPOSED SETTLEMENT

The Stipulation provides for the entry of the Judgment dismissing the Action against the Defendants with prejudice and, as explained in more detail in the Stipulation, barring and releasing certain known or unknown claims that have been or could have been brought in any court by the Plaintiffs in the Action on behalf of Alphatec or by Alphatec, or any of its shareholders, against Alphatec and the Defendants relating to any of the claims or matters that were or could have been alleged or asserted in the pleadings or papers filed in the Action. The Stipulation further provides that the entry of the Judgment will bar and release any known or unknown claims that have been or could have been brought in any court by the Defendants and Alphatec against Plaintiffs or Plaintiffs’ Counsel related to any of the claims or matters that were or could have been alleged or asserted in any of the pleadings or papers filed in the Action or based upon or arising out of the institution, prosecution, assertion, settlement, or resolution of the Action.

IV. PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES

After negotiating the Corporate Governance Reforms, Lead Counsel and Alphatec, with the assistance of Judge Phillips, separately negotiated the attorneys’ fees and expenses the Company would pay to Plaintiffs’ Counsel. The Company has agreed to pay $5,250,000 for Plaintiffs’ Counsel’s attorneys’ fees and expenses, subject to court approval (“Fees and Expenses”). The Fees and Expenses includes fees and expenses incurred by Plaintiffs’ Counsel in connection with the prosecution and settlement of the Action. To date, Plaintiffs’ Counsel have not received any payments for their efforts on behalf of Alphatec and its shareholders. The Fees and Expenses will compensate Plaintiffs’ Counsel for the results achieved in the Action.

V. REASONS FOR THE SETTLEMENT

Counsel for the Settling Parties believe that the Settlement is in the best interests of Alphatec and its shareholders.

A. Why Did Plaintiffs Agree to Settle?

Plaintiffs and their counsel believe that the claims asserted in the Action have merit. However, Plaintiffs and their counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against the Defendants through trial and appeal. Plaintiffs and their counsel also have taken into account the uncertain outcome and the risk of any

NOTICE OF PROPOSED SETTLEMENT

litigation, especially in a complex action such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs and their counsel also are mindful of the inherent problems of proof of, and possible defenses to, the violations asserted in the Action. Based on Plaintiffs’ and their counsel’s understanding of the facts, the Settlement provides an excellent recovery based on the alleged conduct of the Defendants. Based on their evaluation, Plaintiffs and their counsel and Alphatec have determined that the Settlement set forth in the Stipulation is in the best interests of Alphatec and its shareholders.

B. Why Did the Defendants Agree to Settle?

Defendants have denied and continue to deny each and every one of the claims, contentions, and allegations made against them or that could have been made against them in the Action, and expressly deny all charges of wrongdoing or liability against them. Defendants assert that they have satisfied their fiduciary duties at all relevant times, have acted in good faith and in the best interests of Alphatec and its shareholders, have meritorious defenses to Plaintiffs’ claims, and that judgment should be entered dismissing all claims against them with prejudice. Defendants also have denied and continue to deny, among other things, the allegations that Plaintiffs, Alphatec or its shareholders have suffered damage, or that Plaintiffs, Alphatec or its shareholders were harmed by the conduct alleged in the Action. Defendants have thus entered into the Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of this litigation and to avoid the risks inherent in any lawsuit, and without admitting any wrongdoing or liability whatsoever.

VI. SETTLEMENT HEARING

On August 15, 2014, at 1:30 p.m., the Court will hold the Settlement Hearing before the Honorable Jacqueline M. Stern in Department N-27 of the Superior Court of the State of California for the County of San Diego, 325 South Melrose Drive, Vista, CA 92081. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable, and adequate and thus should be finally approved, whether the Fees and Expenses should be approved, and whether the Action should be dismissed with prejudice by entry of the Judgment pursuant to the Stipulation.

NOTICE OF PROPOSED SETTLEMENT

VII. RIGHT TO ATTEND SETTLEMENT HEARING

Any current Alphatec shareholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. ALPHATEC SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

VIII. RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A. You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1. Your name, legal address, and telephone number;

2. Proof of being a current Alphatec shareholder as of March 25, 2014;

3. A statement of the basis of your objection to the Settlement;

4. Notice of whether you intend to appear at the Settlement Hearing (this is not required if you have lodged your objection with the Court); and

5. Copies of any papers you intend to submit to the Court.

The Court may not consider any objection that does not substantially comply with these requirements.

B.	You Must Timely Deliver Written Objections to the Court and Counsel for Plaintiffs, the Individual Defendants and Alphatec

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN August 1, 2014. The Court Clerk’s address is:

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Clerk of the Court

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN DIEGO

325 South Melrose Drive

Vista, CA 92081

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR PLAINTIFFS, THE INDIVIDUAL DEFENDANTS AND ALPHATEC SO THEY ARE RECEIVED NO LATER THAN August 1, 2014. Counsel’s addresses are:

Counsel for Plaintiffs:

Brian J. Robbins

ROBBINS ARROYO LLP

600 B Street, Suite 1900

San Diego, CA 92101

Ellen Gusikoff Stewart

ROBBINS GELLER RUDMAN & DOWD LLP

655 West Broadway, Suite 1900

San Diego, CA 92101

Counsel for Defendants Dirk Kuyper, Peter C. Wulff, Stephen H. Hochschuler, Rohit M. Desai, and Nominal Defendant Alphatec Holdings, Inc.:

Colleen C. Smith

LATHAM & WATKINS LLP

12670 High Bluff Drive

San Diego, CA 92130

Counsel for Defendants HealthpointCapital, LLC, Mortimer Berkowitz, III, John H. Foster, R. Ian Molson and Stephen E. O’Neil:

Nina Locker

WILSON SONSINI GOODRICH & ROSATI

650 Page Mill Road

Palo Alto, CA 94304

Counsel for Defendants Siri S. Marshall and James R. Glynn:

Sara B. Brody

SIDLEY AUSTIN LP

555 California Street

San Francisco, CA 94104

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to the above-referenced counsel for the Settling Parties.

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Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

IX. HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Stipulation.

You may inspect the Stipulation and other papers in the Action at the Superior Court of the State of California for the County of San Diego Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the Superior Court of the State of California for the County of San Diego, 325 South Melrose Drive, Vista, CA 92081. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. You may also view and download the Stipulation at www.Alphatec-spine.com.

If you have any questions about matters in this Notice you may contact in writing Darnell R. Donahue, Robbins Arroyo LLP, 600 B Street, Suite 1900, San Diego, CA 92101 or contact by telephone at 1-619-525-3990.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED: April 25, 2014	BY ORDER OF THE COURT SUPERIOR COURT OF CALIFORNIA COUNTY OF SAN DIEGO

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